                                                                 EXHIBIT (h)(12)


                          FORM OF AMENDED AND RESTATED
                          EXPENSE LIMITATION AGREEMENT


                              PILGRIM MUTUAL FUNDS


      EXPENSE LIMITATION AGREEMENT, effective as of May 21, 1999, amended and restated as of November 16, 1999, and further amended and restated as of March 1, 2002, by and between ING Investments, LLC (formerly ING Pilgrim Investments,
LLC) (the "Investment Manager"), Nicholas-Applegate Capital Management (the "Portfolio Manager") and ING Mutual Funds (formerly Pilgrim Mutual Funds) (the "Trust"), on behalf of each series of the Trust set forth on Schedule A hereto (each a "Fund," and collectively, the "Funds") as such schedule may be amended from time to time to add additional series.

      WHEREAS, the Trust is a Delaware business trust, and is registered under the Investment Company Act of 1940, as amended (the "1940 Act"), as an open-end management company of the series type, and each Fund is a series of the Trust; and

      WHEREAS, the Trust and the Investment Manager desire that the provisions of this Agreement do not adversely affect a Fund's status as a "regulated investment company" under Subchapter M of the Internal Revenue Code of 1986, as amended (the "Code"), do not interfere with a Fund's ability to compute its taxable income under Code Section 852, do not adversely affect the status of the distributions a Fund makes as deductible dividends under Code Section 562, and do comply with the requirements of Revenue Procedure 99-40 (or any successor pronouncement of the Internal Revenue Service); and

      WHEREAS, the Trust and the Investment Manager have entered into an Investment Management Agreement dated September 1, 2000, as amended and restated May 9, 2001 ("Management Agreement"), pursuant to which the Investment Manager provides investment management services to each Fund for compensation based on the value of the average daily net assets of each such Fund; and

      WHEREAS, the Investment Manager and the Portfolio Manager have entered into a Sub-Advisory Agreement dated August 7, 2001, pursuant to which the Portfolio Manager provides investment advisory services to each Fund identified in Schedule B (each a "Sub-Advised Fund") for compensation based on the value of the average daily net assets of each such Sub-Advised Fund; and

      WHEREAS, the Trust, the Investment Manager and the Portfolio Manager have determined that it is appropriate and in the best interests of each Fund and its shareholders to maintain the expenses of each Fund at a level below the level to which each such Fund may normally be subject.

      NOW THEREFORE, the parties hereto agree as follows:

1.    Expense Limitation.

      1.1. Applicable Expense Limit. To the extent that the ordinary operating expenses incurred by a class of a Fund in any fiscal year, including but not limited to investment management fees payable to the Investment Manager, but excluding interest, taxes, brokerage commissions, other investment-related costs, extraordinary expenses such as litigation, other expenses not incurred in the ordinary course of such Fund's business, and expenses of any counsel or other persons or services retained by the Fund's trustees who are not "interested persons," as that term is defined in the 1940 Act, of the Investment Manager ("Fund Operating Expenses"), exceed the Operating Expense Limit, as defined in Section 1.2 below, such excess amount (the "Excess Amount") shall be the liability of the Investment Manager.

      1.2. Operating Expense Limit. The Operating Expense Limit in any fiscal year with respect to each class of a Fund shall be the amount specified in Schedule A based on a percentage of the average daily net assets of such class of such Fund.

      1.3. Method of Computation. To determine the Investment Manager's obligation with respect to the Excess Amount, each day the Fund Operating Expenses for each class of a Fund shall be annualized. If the annualized Fund Operating Expenses for any day of a class of a Fund exceed the Operating Expense Limit for that class of such Fund, the Investment Manager shall remit to the appropriate class of such Fund an amount that, together with the waived or reduced investment management fee, is sufficient to pay that day's Excess Amount. Any such amounts remitted to a Fund shall be allocated among the classes of the Fund in accordance with the terms of the Fund's Amended and Restated Multiple Class Plan Pursuant to Rule 18f-3 under the 1940 Act. A Fund may offset amounts owed to such Fund pursuant to this Agreement against the advisory fee payable to the Investment Manager.

      1.4. Year-End Adjustment. If necessary, on or before the last day of the first month of each fiscal year, an adjustment payment shall be made by the appropriate party in order that the amount of the investment management fees waived or reduced and other payments remitted by the Investment Manager to each class of each Fund with respect to the previous fiscal year shall equal the Excess Amount.

2.    Recoupment of Fee Waivers and Expense Reimbursements.

      2.1. Recoupment. If on any day during which the Management Agreement is in effect, the estimated annualized Fund Operating Expenses of a class of a Fund for that day are less than the Operating Expense Limit, the Investment Manager shall be entitled to recoup from such Fund the investment management fees waived or reduced and other payments remitted by the Investment Manager to such class of such Fund pursuant to Section 1 hereof (the "Recoupment Amount") during any of the previous thirty-six (36) months, to the extent that such class' annualized Operating Expenses plus the amount so recouped equals, for such day, the Operating Expense Limit provided in Schedule A, provided that such amount paid to the Investment Manager will in no event exceed the total Recoupment Amount and will not include any amounts previously recouped. Any such amounts recouped from a class of a Fund shall be recouped in accordance with the principles of the Fund's Amended and Restated Multiple Class Plan Pursuant to Rule 18f-3 under the 1940 Act.

      2.2. Year-End Adjustment. If necessary, on or before the last day of the first month of each fiscal year, an adjustment payment shall be made by the appropriate party in order that the actual Fund Operating Expenses of each class of each a Fund for the prior fiscal year (including any recoupment payments hereunder with respect to such fiscal year) do not exceed the Operating Expense Limit.

3. Allocation between Investment Manager and Portfolio Manager with Respect to Sub-Advised Funds.

      3.1. Allocation of Excess Amount. For so long as the fee payable to the Portfolio Manager under the Portfolio Management Agreement is equal to 50% of the advisory fee payable to the Investment Manager by a Sub-Advised Fund, the Portfolio Manager shall waive or reduce its portfolio management fee and/or promptly remit to the Investment Manager an amount that is sufficient to pay 50% of any Excess Amount paid to that Sub-Advised Fund by the Investment Manager pursuant to Section 1 of this Agreement. The Investment Manager may offset amounts owed to the Investment Manager pursuant to this Section 3.1 against the portfolio management fee paid to the Portfolio Manager.

      3.2. Allocation of Recoupments. The Investment Manager shall promptly remit to the Portfolio Manager 50% of any amount recouped by the Investment Manager from any Sub-Advised Fund pursuant to Section 2 of this Agreement.

      3.3. Accounting. The Trust and the Investment Manager will provide to the Portfolio Manager reasonable access to the books and records of each for purposes of confirming the amounts contributed and recouped under this Agreement.

4.    Term and Termination of Agreement.

      This Agreement shall have an initial term with respect to each Fund ending on the date indicated on Schedule C. Thereafter, this Agreement shall automatically renew for one-year terms unless the Investment Manager provides written notice to the Trust of the termination of this Agreement at least thirty
(30) days prior to the end of the then-current term; provided, however, that the Portfolio Manager may terminate this Agreement with respect to any Sub-Advised Fund by providing written notice to the Trust and the Investment Manager of the termination of this Agreement with respect to such Sub-Advised Fund at least thirty (30) days prior to the end of the then-current term. In addition, this Agreement shall terminate with respect to a Fund upon termination of the Management Agreement with respect to the Fund, or it may be terminated by the Trust, without payment of any penalty, upon ninety (90) days' prior written notice to the Investment Manager at its principal place of business. The obligations of the Investment Manager and the Portfolio Manager pursuant to
Section 3 of this Agreement shall terminate upon termination of the Portfolio Management Agreement.

5.    Miscellaneous.

      5.1. Captions. The captions in this Agreement are included for convenience of reference only and in no other way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

      5.2. Interpretation. Nothing herein contained shall be deemed to require the Funds or Trust to take any action contrary to the Trust's Declaration of Trust, or any applicable statutory or regulatory requirement to which it is subject or by which it is bound, or to relieve or deprive the Trust's Board of Trustees of its responsibility for and control of the conduct of the affairs of the Funds.

      5.3. Definitions. Any question of interpretation of any term or provision of this Agreement, including but not limited to the investment management fee, the computations of net asset values, and the allocation of expenses, having a counterpart in or otherwise derived from the terms and provisions of the Management Agreement or the 1940 Act, shall have the same meaning as and be resolved by reference to such Management Agreement or the 1940 Act.

      5.4. Amendments. This Agreement may be amended only by a written agreement signed by each of the parties hereto.

      IN WITNESS WHEREOF, the parties have caused this Agreement to be signed by their respective officers thereunto duly authorized and their respective corporate seals to be hereunto affixed, as of the day and year first above written.

                              ING MUTUAL FUNDS
                               ON BEHALF OF
                               EACH OF ITS SERIES


                              By:
                                     ------------------------------
                              Name:  Robert S. Naka
                              Title: Senior Vice President


                              ING INVESTMENTS, LLC


                              By:
                                     ------------------------------
                              Name:  Michael J. Roland
                              Title: Senior Vice President


                              NICHOLAS-APPLEGATE CAPITAL MANAGEMENT L.P.


                              By:
                                     ------------------------------
                              Name:
                              Title:

                                   SCHEDULE A
                                     TO THE
                              AMENDED AND RESTATED
                          EXPENSE LIMITATION AGREEMENT
                                 BY AND BETWEEN
                              ING INVESTMENTS, LLC
                                       AND
                                ING MUTUAL FUNDS

                            OPERATING EXPENSE LIMITS

                             EFFECTIVE MARCH 1, 2002



This Agreement relates to the following Funds of the Trust:


                                                     MAXIMUM OPERATING EXPENSE LIMIT
NAME                                           OF FUND (AS A PERCENTAGE OF AVERAGE NET ASSETS)
----                                           -----------------------------------------------
                                          Class A   Class B   Class C   Class M  Class Q   Class T
                                          -------   -------   -------   -------  -------   -------

ING SmallCap Growth Fund                   1.95%     2.60%     2.60%      N/A     1.85%      N/A
ING MidCap Growth Fund                     1.60%     2.25%     2.25%      N/A     1.50%      N/A
ING LargeCap Growth Fund                   1.60%     2.25%     2.25%      N/A     1.50%      N/A
ING Convertible Fund                       1.60%     2.25%     2.25%      N/A     1.50%      N/A
ING Equity and Income Fund                 1.60%     2.25%     2.25%      N/A     1.50%     2.00%
ING Strategic Income Fund                  0.95%     1.35%     1.35%      N/A     0.85%      N/A
ING Emerging Countries Fund                2.25%     2.90%     2.90%     2.65%    2.15%      N/A
ING Worldwide Growth Fund                  1.85%     2.50%     2.50%      N/A     1.75%      N/A
ING International SmallCap Growth Fund     1.95%     2.60%     2.60%      N/A     1.85%      N/A
ING International Core Growth Fund         1.95%     2.60%     2.60%      N/A     1.85%      N/A
ING High Yield Opportunity Fund            1.10%     1.75%     1.75%     1.50%    1.00%     1.40%
ING Money Market Fund                      1.50%     2.25%     2.25%      N/A      N/A       N/A


                                                                                           ------
                                                                                               HE

                                   SCHEDULE B
                                     TO THE
                              AMENDED AND RESTATED
                          EXPENSE LIMITATION AGREEMENT
                                 BY AND BETWEEN
                          ING PILGRIM INVESTMENTS, LLC
                                       AND
                              PILGRIM MUTUAL FUNDS

                                SUB-ADVISED FUNDS

                           EFFECTIVE FEBRUARY 26, 2002



ING International SmallCap Growth Fund

                                   SCHEDULE C
                                     TO THE
                              AMENDED AND RESTATED
                          EXPENSE LIMITATION AGREEMENT
                                 BY AND BETWEEN
                              ING INVESTMENTS, LLC
                                       AND
                                ING MUTUAL FUNDS

                                  INITIAL TERM

                             EFFECTIVE MARCH 1, 2002


The initial term of this Agreement with respect to each Fund is as follows:


NAME OF FUND                                  EXPIRATION DATE OF INITIAL TERM
------------                                  -------------------------------
ING SmallCap Growth Fund                               May 31, 2003*
ING MidCap Growth Fund                                 May 31, 2003*
ING LargeCap Growth Fund                               May 31, 2003*
ING Convertible Fund                                   May 31, 2003*
ING Equity and Income Fund                             May 31, 2003*
ING Strategic Income Fund                            March 31, 2003*
ING Emerging Countries Fund                        October 31, 2002*
ING Worldwide Growth Fund                          October 31, 2002*
ING International SmallCap Growth Fund             October 31, 2002*
ING International Core Growth Fund                 October 31, 2002*
ING High Yield Opportunity Fund                      March 31, 2003*
ING Money Market Fund                                March 31, 2003*


--------

* The expiration of the initial term of this Expense Limitation Agreement has been set to align with the respective fiscal year end date of each of the Funds on this Schedule C.